MARKETING SERVICES AGREEMENT

THIS MARKETING SERVICES AGREEMENT (this "Agreement") dated as of December 28, 2005 is made between CHILCO RIVER HOLDINGS, INC., a Nevada corporation (the "Company"), and PARKER COMMUNICATION CORPORATION, a Delaware corporation. ("Service Provider").

WHEREAS, the Company is a U.S. public company engaging in the hospitality business and owns and operates a hotel and casino in Peru;

WHEREAS, the Company desires to commence a marketing campaign to increase market awareness of the Company and its products and services;

WHEREAS, Service Provider and its affiliates have experience in providing strategic marketing services and are in the business of providing marketing, advertising and other related services;

WHEREAS, the Company desires to retain Service Provider to provide marketing services related to developing and implementing a marketing campaign for the Company on the terms and conditions set forth in this Agreement, and Service Provider desires to be retained by the Company on such terms and conditions;

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Retention of Service Provider; Services to be Performed. The Company hereby retains Service Provider to render such marketing services as set forth in Exhibit A in connection with the Company's marketing campaign (the "Marketing Services"). Service Provider hereby accepts such engagement and agrees to perform such services for the Company upon the terms and conditions set forth in this Agreement. Service Provider agrees to prepare for the Company marketing materials including an advertising/advertorial mailing package that prominently features a report on the Company, based on material and information provided by the Company, and to distribute such marketing materials to [900,000] U.S. Residents of states in which such mailings are permitted.

2. Term. Unless terminated at an earlier date in accordance with Section 11, this Agreement shall commence as of the date first written above and shall continue until the earlier of [six] months and the Service Provider has distributed marketing materials to [900,000] U.S. Residents (the "Term"), with an option to renew for a further [six] months.

3. Service Fees. (1) As compensation for Service Provider's services hereunder, the Company shall pay Service Provider service fees of $0.85 for each piece of marketing material (the "Service Fees"). Such Service Fees are estimated to be no more than $[765,000]. This amount is subject to the total number of marketing materials distributed. (2) The Company shall not be responsible for any Service Fees associated with the marketing materials that are not distributed to the targeted U.S. Residents. The standard used to verify said delivery shall be receipts from the U.S. Post Office. (3) Service Provider shall be responsible for paying all vendors, printing and distribution costs related directly to the distribution of marketing materials.

4. Payment Schedule. The Company shall pay Service Provider an initial non-refundable deposit in the amount of [$100,000] upon execution of this Agreement. The Company shall pay the remainder of the Service Fees as follows: (1) 50% of the balance within [30] days of the execution of this Agreement; and (2) the remaining 50% of the balance prior to the distribution of marketing materials. All payments contemplated by this agreement shall be paid in U.S. Dollars, with conversion from any other

currency to be made at the rate published in The Wall Street Journal on the business day immediately preceding the date of payment.

5. Certification of Distribution. Service Provider agrees to certify in writing to the Company, within 30 days of the completion of the marketing campaign, that marketing materials have been distributed to at least [855,000] U.S. Residents of states in which such mailings are permitted without duplication. In the event Service Provider fails to distribute the marketing materials to at least [855,000] qualified U.S. Residents, the Company shall be entitled to a reimbursement of Service Fees in the amount equal to the product of (x) $.085 and (y) the difference between 855,000 and the number of pieces of marketing material actually distributed.

6. Company Review. No material about the Company shall be distributed by Service Provider unless and until the Company has reviewed and approved the same in writing. The Company will act diligently and promptly in reviewing materials submitted to it by Service Provider to enhance timely distribution of the materials and will inform Service Provider in writing of any inaccuracies contained in the material 21 days prior to the projected publication or delivery dates. The Company will acknowledge in writing that the material is acceptable, as corrected, if applicable. A breach by the Company of any of the provisions of this Section 6 shall constitute a material breach of this Agreement.

7. Confidentiality. Except as permitted or directed by the President of the Company, during the Term or at any time thereafter Service Provider shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) or use for any purpose other than the performance of the services hereunder, any confidential or secret knowledge or information of the Company that Service Provider has acquired or become acquainted with or will acquire or become acquainted with during the Term or during engagement by the Company or any affiliated companies prior to the Term, whether developed by Service Provider or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, products or future products, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company, any customer or supplier lists of the Company, any confidential or secret development or research work of the Company, or any other confidential information or secret aspects of the business of the Company. Service Provider acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company acquired at great time and expense by the Company and its predecessors, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. Both during and after the Term, Service Provider will refrain from any acts or omissions that would reduce the value of such knowledge or information to the Company. The foregoing obligations of confidentiality, however, shall not apply to any knowledge or information which is now publicly known or which subsequently becomes generally publicly known in the form in which it was obtained from the Company, other than as a direct or indirect result of the breach of this Agreement by Service Provider .

8. Limitation of Publisher Liability. If Service Provider fails to perform its services hereunder, its entire liability to the Company shall not exceed the amount of cash payment Service Provider has received from the Company excluding any non-refundable deposits. IN NO EVENT WILL SERVICE PROVIDER OR ANY OF ITS AFFILIATES BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES NOR FOR ANY CLAIM BY ANY PERSON OR ENTITY AGAINST THE COMPANY ARISING FROM OR IN ANY WAY RELATED TO THIS AGREEMENT, WHETHER OR NOT SERVICE PROVIDER HAS BEEN NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

9. Ownership of Creative Materials. All right, title and interest in and to creative materials to be produced by Service Provider for the Company in connection with the services to be rendered under

this Agreement shall be and remain the sole and exclusive property ofService Provider, both during and after the Term.

10. Indemnification. A. The Company agrees to indemnify and hold harmless Service Provider, and each person who controls Service Provider within the meaning of federal securities laws, against any and all loss, liability, claim, damage and expense, including attorneys' fees, arising out of or based upon (i) a breach of this Agreement by the Company or (ii) any material misrepresentation or omission in any document or disclosure approved in writing by the Company for Service Provider's use or benefit under this Agreement.

B. Service Provider agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense, including attorneys' fees, arising out of or based upon (i) Service Provider's breach of this Agreement or (ii) any material misrepresentation or omission in written representations made by Service Provider or anyone controlled by Service Provider.

C. If any action is brought against an indemnified person, the indemnified person shall promptly notify in writing the party or parties from whom indemnification is to be sought. The failure to notify the indemnifying party promptly shall not relieve that party from any liability which it might otherwise have pursuant to this Agreement. The indemnifying party shall be entitled to participate in, and, to the extent that it shall desire, jointly with any other indemnifying party similarly notified, to assume the defense of, the action or proceeding, with counsel selected by the indemnifying party but satisfactory to the indemnified party; and after the indemnified party shall have received notice from the agreed-upon counsel that the defense has been assumed, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of the action.

D. In the event that the indemnification described in this section in unavailable, but a party is nevertheless entitled to contribution, the contribution shall be measured by the relative culpability of the parties.

11. Independent Parties. In rendering services hereunder, Service Provider shall be acting as an independent contractor and not as an employee or agent of the Company. As an independent contractor, Service Provider shall have no authority, express or implied, to commit or obligate the Company in any manner whatsoever, except as specifically authorized from time to time in writing by an authorized representative of the Company, which authorization may be general or specific. Nothing contained in this Agreement shall be construed or applied to create a partnership.

12. Termination. Notwithstanding any contrary provision contained elsewhere in this Agreement, this Agreement and the rights and obligations of the Company and Service Provider hereunder (other than the rights and obligations of the parties under Sections 5, 7, 8, 9 and 10) shall be terminated immediately upon the occurrence of any of the following events:

(a) Service Provider willfully refuses to comply with or implement reasonable policies established by the Company; or

(b) A party is in breach of this Agreement and has failed to cure such breach within 30 days of the receipt of written notice of breach from the non-breaching party.

If this Agreement is terminated pursuant to this Section 12, Service Provider shall be entitled to any Service Fees paid to Service Provider through the date of termination and to reimbursement of all

expenses incurred in the performance of this Agreement, but all other rights to receive additional Service Fees shall terminate on such date.

13. Miscellaneous.

(a) Entire Agreement. This Agreement (including the exhibits, schedules and other documents referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations, written or oral, relating to the subject matter hereof.

(b) Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing any such counterpart.

(c) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provision of this Agreement will not be affected or impaired thereby.

(d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives and, to the extent permitted by subsection (e), successors and assigns.

(e) Assignment. This Agreement and the rights and obligations of the parties hereunder shall not be assignable, in whole or in part, by either party without the prior written consent of the other party, which shall not be unreasonably withheld. Notwithstanding the foregoing, Service Provider may use the services of third parties in performing its obligations under this Agreement.

(f) Modification, Amendment, Waiver or Termination. No provision of this Agreement may be modified, amended, waived or terminated except by an instrument in writing signed by the parties to this Agreement. No course of dealing between the parties will modify, amend, waive or terminate any provision of this Agreement or any rights or obligations of any party under or by reason of this Agreement.

(g) No Presumption Against Draftsman. The parties acknowledge that each party and its counsel have participated in the negotiation and preparation of this Agreement. This Agreement hall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

(h) Notices. All notices, consents, requests, instructions, approvals or other communications provided for herein shall be in writing and delivered by personal delivery, overnight courier, mail, electronic facsimile or e-mail addressed to the receiving party at the address set forth herein. All such communications shall be effective when received.

To the Company:

Chilco River Holdings, Inc.
355 Lemon Ave., Suite C
Walnut, California 91789
Attention: President
Tel. No.: (626) 638-3322
Fax No.: (626) 638-3078

with copies (which copies shall not constitute notice to the Company) to:

DORSEY & WHITNEY LLP
Republic Plaza Building, Suite 4700
370 Seventeenth Street
Denver, Colorado 80202
Attention: Kenneth Sam, Esq.
Tel. No.: (303) 629-3445
Fax No.: (303) 629-3450

To Service Provider:

Parker Communication Corporation
P.O. Box 83
Easton, Connecticut 06612-0083
Attention: Mr. Richard Murdock
Tel. No.: (203) 365-0241
Fax No.: (203) 373-0277

with copies (which copies shall not constitute notice to the Company) to:

Hecht and Associates, LLP
275 Madison Avenue
New York, NY
Attention: Charles J. Hecht, Esq.
Tel. No.: (212) 490-3232
Fax No.: (212) 490-3263

Any party may change the address set forth above by notice to each other party given as provided herein.

(h) Headings. The headings and any table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(i) Governing Law. **ALL MATTERS RELATING TO THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PROVISIONS THEREOF.**

(j) Third-Party Benefit. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities of any nature whatsoever.

(k) Arbitration. The parties agree that any dispute arising out of this Agreement or other transactions contemplated thereby shall be subject to arbitration at the facilities of the American Arbitration Association in New York, New York. Both parties hereby irrevocably submit to the non-exclusive jurisdiction of the State of New York for any appeal of the arbitration award.

(l) Advice of Counsel. Each party acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the first paragraph.

CHILCO RIVER HOLDINGS, INC.

By: Tom Liu
Its: President

PARKER COMMUNICATION CORPORATION

By; Richard Murdock
Its: Secretary/Treasurer

Exhibit A to Marketing Services Agreement

Description of Marketing Services:

A. Develop and create marketing materials and publicity program for the Company including an advertising/advertorial mailing package that prominently features a report on CHILCO RIVER HOLDINGS, INC. , based on material and information provided to Service Provider by the Company;

B. Print and distribute marketing materials, approved by the Company, to at least (900,000) U.S. Residents of states in which such mailings are permitted; and

C. Engage in such other services to increase investor awareness as specified by the Company in writing and signed by both parties.

CHILCO RIVER HOLDINGS, INC.	**PARKER COMMUNICATION CORPORATION**
By: Tom Liu	By: Richard Murdock
Its: President	Its: Secretary/Treasurer
Date 12/24/05	Date 12/28/05